
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Cornerstone Fund IV and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               SEP-30-1998
<CASH>                                     120,171,089
<SECURITIES>                                         0
<RECEIVABLES>                                  370,577<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             122,883,272<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               122,883,272<F3>
<SALES>                                              0
<TOTAL-REVENUES>                            15,607,755<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             6,567,113
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              9,040,642
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          9,040,642
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 9,040,642
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $370,577.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $2,341,606.
<F3>Liabilities include redemptions payable of $780,938, accrued management fees of $407,708, common administrative expenses payable of $163,206 and incentive fees payable of $1,563,123.
<F4>Total revenues include realized trading revenue of $11,646,648, net change in unrealized of $526,494 and interest income of $3,434,613.

